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                                                              Exhibit 10.17(iii)


                                PLEDGE AGREEMENT


            PLEDGE AGREEMENT, dated as of January 10, 2001 made by WILLIAM F. MILLER III ("Pledgor"), in favor of ACCELERATED CLAIMS PROCESSING, INC., a Delaware corporation ("ACP").

            WHEREAS Pledgor is acquiring an aggregate 550,000 shares and options to acquire 750,000 shares (the "Pledged Shares") of Common Stock, $.01 par value, of Health Management Systems, Inc., a New York corporation and the corporate parent of ACP (the "Company"), in accordance with the terms and provisions of the Restricted Stock Purchase Agreement dated January 10, 2001 (the "Purchase Agreement") and an option agreement dated January 10, 2001 (the "Option Agreement, and collectively with the Purchase Agreement, the "Agreements") between the Company and Pledgor; and

            WHEREAS in connection with the purchase by Pledgor of shares pursuant to the Purchase Agreement, Pledgor has executed and delivered to ACP a promissory note of Pledgor in the principal amount of $721,875 (the "Note"), in order to pay the purchase price of such shares; and

            WHEREAS, it is a condition precedent to the obligation of the Company to enter into the Agreements and to consummate the transactions contemplated thereby that Pledgor shall have executed and delivered this Agreement to ACP to secure the obligations of Pledgor under the Note;

            NOW, THEREFORE, Pledgor, in consideration of the premises and in order to induce ACP to make the loan evidenced by the Note, intending to be bound hereby, does hereby agree with ACP as follows:

            1. Pledge. Pledgor hereby pledges to ACP and grants to ACP a security interest in the following (collectively, the "Pledged Collateral"):

            (a) the Pledged Shares and the certificates representing the Pledged Shares, including the shares issued upon exercise of the options granted pursuant to the Option Agreement, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Shares; and

            (b) any and all proceeds and substitutions of the foregoing.
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            2. Security for Obligations. This Agreement secures the full and prompt payment and performance of all obligations and liabilities of Pledgor to ACP now or hereafter existing under the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of Pledgor now or hereafter existing under this Agreement, in each case, direct or indirect, absolute or contingent and whether or not evidenced by any note or written instrument (all such obligations of Pledgor being hereinafter called collectively the "Obligations"). The Pledged Collateral shall serve as collateral for, and additional security to ACP securing the repayment of, the Obligations, but shall not in any way limit Pledgor's liability for repayment of the Obligations.

            3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of ACP pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to ACP.

            4. Voting Rights; Dividends; Etc.

            (a) So long as no Event of Default (as such term is defined in the Note) or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

                  (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in judgment of ACP reasonably exercised, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

                  (ii) Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral; provided, however, that any and all:

                        (A) dividends paid or payable other than in cash in
                  respect of, and instruments and other property received, receivable or otherwise distributed or distributable in respect of, or in exchange for, any Pledged Collateral;

                        (B) dividends and other distributions paid or payable in
                  cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and


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                        (C) cash paid, payable or otherwise distributed or
                  distributable in respect of redemption of, or in exchange for, any Pledged Collateral; shall be, and shall forthwith be delivered to ACP to hold as, Pledged Collateral, and shall, if received by Pledgor, be received in trust for the benefit of ACP, be segregated from the other property or funds of Pledgor, and be forthwith delivered to ACP as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  (iii) ACP shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which Pledgor is to exercise pursuant to paragraph (i) above and to receive the dividend payments which Pledgor is authorized to receive and retain pursuant to paragraph (ii) above.

            (b) Upon the occurrence and during the continuance of an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default under the Note:

                  (i) all rights of Pledgor to receive the dividend and other payments which Pledgor would otherwise be authorized to receive and retain pursuant to Section 4(a)(ii) of this Agreement shall cease, and all such rights shall thereupon become vested in ACP which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividend and other payments;

                  (ii) all dividend and other payments which are received by
            Pledgor contrary to the provisions of Section 4(b)(i) of this Agreement shall be received in trust for the benefit of ACP, shall be segregated from other funds of Pledgor and shall be forthwith paid over to ACP as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                  (iii) the rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 4(a)(i) of this Agreement shall cease immediately upon receipt by Pledgor of notice of the termination of such rights, given by ACP in accordance with Section 10, and all such rights shall thereupon become vested in ACP which shall thereupon have the sole right to exercise such voting and other consensual rights.

            5. Transfers and Other Liens. Pledgor agrees that he will not (i) sell or otherwise dispose of, or grant any option or proxy (other than to ACP or the Company) with respect to, any of the Pledged Collateral or (ii) create or permit to exist any lien, security interest, or



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other charge or encumbrance upon or with respect to any of the Pledged
Collateral, except for the security interests under this Agreement.

            6. ACP Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints ACP as his attorney-in-fact, with full authority in his place and stead and in his name or otherwise, from time to time in the discretion of ACP reasonably exercised, to take, upon the occurrence and during the continuation of any Event of Default, any action and to execute any instrument which ACP may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

            7. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

            (a) ACP shall exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (in compliance with all applicable securities laws), and ACP may also, without notice except as specified below, sell (in compliance with all applicable securities laws) the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as ACP may deem commercially reasonable.

            (b) Any cash held by ACP as Pledged Collateral and all cash proceeds received by ACP in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of ACP, be held by ACP as collateral for, and/or then or at any time thereafter applied in whole or in part by ACP against all or any part of the Obligations. Any surplus of such cash or cash proceeds held by ACP and remaining after payment in full of all the Obligations shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

            8. Security Interests Absolute. All rights of ACP and the security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Note or any other agreement or instrument relating thereto;


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            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from this Agreement, the Note or any other agreement or instrument relating thereto;

            (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

            (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or the Note.

            9. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by ACP, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            10. Addresses for Notices. Any notice or other communication to be given or made to ACP hereunder shall be sent or otherwise communicated to ACP at its address at 401 Park Avenue South, New York, New York 10016, with copies to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, Attention: Robert A. Schwed, or such other address and/or such other attention as may be notified to Pledgor in accordance with this Section. Any notice or other communication to be given to Pledgor hereunder shall be sent or otherwise communicated to Pledgor at 3618 Harvard, Dallas, Texas 75203. Any notice or other communication to be given or made pursuant to this Agreement may be given or made by personal delivery, by certified or registered mail, return receipt requested and postage prepaid, by a nationally known overnight courier service or sent via facsimile confined in writing to the recipient.

            11. Continuing Security Interests; Assignments. This Agreement shall create continuing security interests in the Pledged Collateral and shall (i) be binding upon Pledgor, his heirs, executors, representatives, administrators and assigns, (ii) inure, together with the rights and remedies hereunder, to the benefit of ACP, its successors, transferees and assigns and (iii) remain in full force and effect until Pledgor shall be entitled to the return and release from the pledge hereunder of the Pledged Collateral pursuant to the next sentence of this Section 11. When no Obligations are outstanding Pledgor shall be entitled to the return and release from the pledge hereunder, upon his request, of such of the Pledged Collateral as shall not have been sold or otherwise disposed of by ACP pursuant to the terms of this Agreement.

            12. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the substantive, internal laws of the State of New York. All judicial proceedings brought against Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York and, by Pledgor's


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execution and delivery of this Agreement, Pledgor accepts, for himself and in connection with his properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceedings by the mailing of copies thereof by registered or certified mail, postage prepaid, to Pledgor's notice address specified in Section 10 hereof, such service to become effective five (5) business days after such mailing. Pledgor irrevocably waives (a) trial by jury in any action or proceeding with respect to this Agreement and (b) any objection (including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens) which Pledgor may now or hereafter have the bringing of any such action or proceeding with respect to this Agreement in any jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of ACP to bring proceedings against Pledgor in the courts of any other jurisdiction.

            13. Severability. In the event that any provision of this Agreement shall be determined to be superseded, invalid or otherwise unenforceable pursuant to applicable law, such determination shall not affect the validity of the balance of this Agreement, and the remaining provisions of this Agreement shall be enforced as if the invalid provision were deleted.

            14. Termination; Counterparts. This Agreement shall continue in full force and effect until all of the Obligations shall have been paid and satisfied. Section headings used herein are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


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            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.




                                                   ____________________________
                                                       William F. Miller III


ACCEPTED AND AGREED:

ACCELERATED CLAIMS PROCESSING, INC.



By_____________________________________


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